EXHIBIT 10.87

SENIOR SECURED PROMISSORY NOTE

$ 225,000.00 December 31st, 2012

Sarasota, Florida

FOR VALUE RECEIVED, the undersigned, INVISA, INC., a Nevada corporation (“Borrower”) having an address at 1800 Second Street, Suite 965 Sarasota, Florida, 34236 promises to pay to the order of Centurian Investors, Inc, a Delaware corporation (“Lender”), having an office at 1800 Second Street, Suite 970 Sarasota, Florida, 34236, or such other place as the Lender may designate in writing, the principal amount up to and not to exceed TWO HUNDRED TWENTY FIVE THOUSAND United States Dollars (U.S. $225,000.00), to the extent advanced hereunder and then outstanding, with interest on the unpaid principal balance from the date of this Senior Secured Promissory Note (this “Promissory Note”), until paid, at the Interest Rate (as hereinafter defined) provided herein.

1. Rate of Interest. The outstanding principal balance of this Promissory Note shall bear interest at ten percent (10%) per annum (the “Interest Rate”).

2. Date and Time of Payment. The outstanding principal balance of this Promissory Note, together with all accrued and unpaid interest, shall be paid in full on earlier to occur of (a) the Maturity Date or (b) the date of termination of this Promissory Note, whether by its terms, by prepayment, or by acceleration. All amounts outstanding hereunder shall constitute Borrower’s obligations hereunder, and such obligations include without limitation all principal, interest (including all interest which accrues after the commencement of any case or proceeding by or against Borrower in bankruptcy whether or not allowed in such case or proceeding), expenses, attorneys’ fees and any other sum chargeable to Borrower hereunder and owing to Lender under this Promissory Note (all such obligations and all other obligations of Borrower under this Promissory Note ,(the “Obligations”). No principal amount of this Note paid or prepaid may be reborrowed.

3. Default Rate. Notwithstanding Section 1, after the occurrence of any Event of Default and for so long as such Event of Default continues, and in any event from and after the Maturity Date, all principal, interest and other amounts payable under this Promissory Note shall bear interest until paid in full at a rate of interest equal to four percent (4%) above the per annum rate otherwise applicable hereunder (the “Default Rate”).

4. Computation of Interest. Interest on the principal amount hereof and all other Obligations shall be computed on the basis of a 360-day year, and shall be charged for the actual number of days elapsed during any month or other accrual period.

5. Manner of Payment. All payments by Borrower in respect of any Obligations shall be made without deduction, defense, set off or counterclaim, free and clear of all taxes delivered to Lender.

6. Maturity. To the extent not sooner due and payable in accordance with this Promissory Note, the Obligations shall be due and payable on March 31st, 2015 (the “Maturity Date”).

7. Application of Payments. All payments shall be applied to amounts then due and payable in the following order: (a) to Lender’s costs and expenses reimbursable in connection herewith; (b) to interest accrued on the outstanding principal balance of this Promissory Note; (c) to the principal amount hereof; and (d) to all other Obligations, or in such other manner as Lender shall determine in its sole and exclusive discretion.

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8. Procedure for Borrowing and Use of Proceeds. The proceeds of this Promissory Note shall be funded in multiple advances (each, an “Advance”) by Lender to Borrower in the amounts and on such dates as determined by Lender based on requests from Borrower. Borrower shall give Lender notice requesting that Lender make an Advance in accordance herewith specifying (a) the Borrowing Date, (b) the amount requested and (c) a detailed, itemized list of the use of such Advance. Upon receipt of such notice from Borrower, Lender shall determine, in its sole and exclusive discretion, whether it shall make such amount available to Borrower on the Borrowing Date. Upon each Advance, Lender shall record each Advance on Schedule I to this Promissory Note. For purposes of this Section 8, the Borrowing Date shall mean any business day specified in the notice pursuant to this Section 8 as a date on which Borrower requests Lender to make a loan hereunder. The obligation of Lender to make each subsequent Advance following the initial Advance hereunder is subject to the Lenders approval of the loan request made by Borrower in accordance with this Section 8 and shall be funded in the sole and exclusive discretion of Lender. As of the date hereof, Borrower has received an aggregate Advance of Two Hundred Twenty One Thousand Nine Hundred and Thirteen ($221,913.00) Dollars under this Note.

9. Security. This Promissory Note shall be secured by (i) Six Million (6,000,000) shares of common stock of Borrower to be issued as of the date hereof and held in escrow and a continuing first priority security interest in all of Borrower’s right, title, and interest in and to, all property of Borrower (collectively, the “Collateral”), as more specifically set forth in the Security Agreement executed by Borrower in favor of Lender dated as of February 28, 2007. (the “Security Agreement”).

10. Priority This Promissory Note shall be a senior obligation of Borrower, and for so long as this Promissory Note shall be outstanding, (i) Borrower shall be prohibited from incurring any and all future indebtedness without the prior written consent of Lender and (ii) any and all future indebtedness approved by Borrower in writing shall be deemed subordinate and inferior to, all respective right, title and interest of Lender, in, to and under this Promissory Note, this Security Agreement and any and all documents and instruments evidencing, securing or otherwise relating to this Promissory Note.

11. Representations and Warranties. Borrower makes the following representations and warranties to Lender, which representations and warranties shall be true, correct, and complete as of the date hereof and shall survive the execution and delivery of this Promissory Note.

(a) Due Organization and Qualification. Borrower is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any jurisdiction where it is required to be so qualified, and has all requisite power and authority to (i) own its assets and carry on its business, and (ii) execute, deliver and perform its Obligations.

(b) Due Authorization; No Conflict. The execution, delivery, and performance by Borrower of this Promissory Note has been duly authorized by all necessary action on the part of Borrower. This Promissory Note has been duly executed and delivered by Borrower. The execution, delivery, and performance by Borrower of this Promissory Note and the consummation of the transactions contemplated hereby, do not and will not (i) violate in any material respect any provision of federal, state, provincial or local law or regulation applicable to Borrower, its organizational documents, or any order, judgment, or decree of any court or other governmental authority, (ii) conflict with, result in a breach or termination of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of Borrower, other than liens or security interests in favor of Lender, or (iv) require any approval of any of Borrower’s stockholders or any approval or consent of any other person or entity, other than consents or approvals that have been obtained and that are still in force and effect. The execution, delivery, and performance by Borrower of this Promissory Note do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental authority, other than consents or approvals that have been obtained and that are still in force and effect. This Promissory Note when executed and delivered by Borrower will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its term, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or government authority is (i) pending or, to the knowledge of Borrower, threatened with respect to this Promissory Note or the Collateral or any of the transactions contemplated hereby or (ii) pending or, to the knowledge of Borrower, threatened by or against Borrower, its properties or revenues which, if adversely determined, would have a material adverse effect on its business, operations, property or financial condition, when taken as a whole.

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(d) No Default. Borrower is not in default under or with respect to any contractual obligation and no event of default has occurred or is continuing with respect to Borrower.

(e) Taxes. Borrower has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes due and payable on said returns or on any assessments made against Borrower or any of its property. All other taxes, fees or other charges on Borrower or any of its property by any governmental authority have been paid and no tax liens have been filed.

12. Covenants of Borrower. As of the date hereof and so long as the Obligations hereunder shall be outstanding:

(a) Borrower will preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business;

(b) Borrower will promptly pay and discharge, all lawful taxes, assessments, charges or levies imposed upon Borrower, or upon or in respect of all or any part of the property or business of Borrower, all trade accounts payable in accordance with usual and customary business terms and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of Borrower; provided, Borrower shall not be required to pay such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate action or proceeding which will prevent the forfeiture or sale of any property of Borrower, and (ii) Borrower shall set aside on its books, reserves deemed by it to be adequate with respect thereto;

(c) Borrower will promptly comply with all laws, ordinances or governmental rules and regulation to which it is subject, the violations of which would materially or adversely affect its properties, business, prospects, profits or condition or would result in any material lien or charge upon any property of Borrower;

(d) Borrower will maintain, preserve and keep its properties which are used or useful in the conduct of its business in good repair and working order;

(e) Borrower will not create, assume or incur or in any manner become liable with respect of any indebtedness except this Promissory Note and any indebtedness of Borrower incurred prior to the date hereof.

(f) Borrower will not create or incur any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (a “Lien”) on its or its property or assets, whether now owned or hereinafter acquired, or upon any income or profits there from except(i) Liens for property taxes and assessments or levies and liens that are not yet due and payable;(ii) Liens of or resulting from any judgment or award, the time for appeal or petition for rehearing of which shall not have expired or in respect of which the Company shall in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; or(iii) Liens or priority claims (A) incidental to the conduct of business, (B) created by any material agreement of Borrower entered into prior to and currently in effect as of the date hereof or (C) the ownership or lease of properties and assets and not in connection with the borrowing of money, provided, in each case, the obligation secured is not overdue, or if overdue, is being contested in good faith by appropriate actions or proceedings and provided, further that Borrower shall have received the prior written consent of Lender to any Lien described in (A) or (C) above; or

13. Events of Default; Remedies; Acceleration. (a) The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute an “Event of Default” hereunder:(i) Borrower fails to make any payment of outstanding principal balance of this Promissory Note, or interest thereon, or any of the other Obligation when due and payable;

(ii) Any representation or warranty of Borrower made in this Promissory Note, the Security Agreement, or any other document made by or on behalf of Borrower in connection herewith and the transactions contemplated hereby proves to have been false or incorrect in any material respect or Borrower shall fail to comply in all respects with any covenant herein or therein;

(iii) Borrower shall violate any provision of this Promissory Note, the Security Agreement or any other document made by or on behalf of Borrower in connection herewith and the transactions contemplated hereby, including, without limitation, failure to comply with the terms and provisions of Section 8 of this Promissory Note;

(iv) A case or proceeding is commenced against Borrower seeking a decree or order (i) under Title 11 of the United States Bankruptcy Code (11 U.S.C. §§101 et seq., as amended, and any successor statute, the “Bankruptcy Code”), or any other applicable federal, state or foreign bankruptcy or other similar law, rule or regulation, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Borrower or for any substantial part of Borrower’s assets, or (iii) ordering the winding-up or liquidation of the affairs of s Borrower, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction;

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(v) Borrower, without the prior written consent of Lender (A) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, rule or regulation, (B) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Borrower or for any substantial part of Borrower’s assets, (C) makes an assignment for the benefit of creditors, (D) takes any action in furtherance of any of the foregoing; or (E) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due;

(vi) If this Promissory Note, the Security Agreement, or any financing statement, document or other instrument executed, delivered or filed in connection herewith or with the security interest granted to Lender hereunder, shall, for any reason, fail or cease to create a valid and perfected lien on or security interest in any or all of the Collateral or the Collateral shall be compromised, encumbered or, in the case of the common stock, invalid, cancelled or otherwise rescinded;

(vi) If Borrower shall default on any material obligations of Borrower or an event of default shall occur with respect to any material agreement of Borrower, whether such agreement shall be in effect or effective subsequent to this Promissory Note. (b) Immediately upon the occurrence of any Event of Default, all of the Obligations of Borrower hereunder shall become immediately due and payable to Lender and the Obligations shall thereafter accrue interest at the Default Rate from the date of any Event of Default until such Obligations are paid in full (an “Acceleration”). Promptly upon the occurrence of an Acceleration, Lender shall send Borrower written notice of the date upon which the Acceleration is effective and the names of two (2) representatives of Lender (“Lender Nominees”) to be immediately appointed to the Board of Directors of Borrower (the “Default Notice”). The Lender Nominees shall be appointed to the Board of Directors of Borrower not less than five days following the date of the Default Notice. Except with respect to an Event of Default under Section 13(a)(iv) and (v), Borrower shall have forty five (45) days (the forty fifth day hereinafter being the “Final Payment Date”) from the date of the Default Notice to pay Lender the total amount of the Obligations due and owning under this Promissory Note. In the event that Borrower shall fail to satisfy in full all of the outstanding Obligations under this Promissory Note on or before the Final Payment Date, then Lender may (i) proceed to protect and enforce Lender’s rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Promissory Note, the Security Agreement, or in any instrument or document delivered to Lender pursuant to this Promissory Note , or in aid of the exercise of any power granted in this Promissory Note or any such instrument or document, and (ii) proceed to enforce payment of the Obligations in such manner as Lender may elect, including the foreclosure of the Collateral in accordance with the terms of the Security Agreement, and to realize upon any and all rights of Lender hereunder. Upon the occurrence of any Event of Default under Section 13(a)(iv) and (v), Lender shall have a right to immediately enforce its rights hereunder and proceed against or foreclose upon the Collateral without regard to the 45 day period set forth in this Section 13(b) To the extent not prohibited by applicable law which cannot be waived, all of Lender’s rights hereunder shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under applicable law or in equity, and no exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.(c) In the event that the Obligations hereunder shall be paid in full by or on behalf of Borrower, after the Acceleration of this Promissory Note but prior to the Final Payment Date, then this Promissory Note shall be deemed paid in full, Lender shall promptly release any lien of Lender on the Collateral, and each Lender Nominee shall immediately resign from the Board of Directors of Borrower.

14. Certain Rights and Waivers. To the extent not prohibited by the provisions of applicable law, Borrower hereby expressly waives: (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Note), protests, notices of protest and notices of dishonor; (b) any requirement of diligence or promptness on the part of Lender in the enforcement of its rights under this Note; (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Note.

15. Assignments. Borrower may not assign or transfer any of its rights or obligations hereunder without the express, written consent of Lender. Any such purported assignment or transfer by Borrower without the express, written consent of Lender shall be null and void ab initio.

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16. Costs and Expenses. Borrower agrees to pay all costs and expenses of Lender, including without limitation all fees and disbursements of counsel, advisors, consultants, examiners and appraisers for Lender, in connection with (a) the issuance of this Promissory Note and advancement of principal amount hereunder (which fees and disbursements associated with the origination of this Promissory Note shall not exceed $3,500.00), (b) any enforcement (whether through negotiations, legal process or otherwise) of this Promissory Note, (c) any workout or restructuring of this Promissory Note during the pendency of one or more Events of Default, (d) any bankruptcy case or proceeding of Borrower or any appeal thereof, and (e) upon the occurrence and during the continuance of an Event of Default, any efforts to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral.

17. CHOICE OF LAW.THE VALIDITY OF THIS NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE BORROWER AND LENDER WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA,WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES EXCEPT TO THE EXTENT NECESSARY TO ENFORCE THIS CHOICE OF LAW PROVISION.

18. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received (a) upon delivery if delivered personally or upon confirmed transmittal if by facsimile, (b) on the next Business Day if sent by overnight courier, or (c) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, in each case to the appropriate notice address or facsimile number.

19. Independent Arms Length Transaction. It is understood and agreed that this Promissory Note, the Security Agreement and the transactions contemplated hereby and thereby were negotiated in an arm’s length transaction separate and distinct from any other transaction or contractual obligations and are independent of any transaction or transactions between Borrower, on the one hand, and Lender and any of its affiliates or related entitles on the other hand. Borrower further agrees that the contractual obligations of Borrower hereunder are in no way dependent or conditioned upon any other agreements, contracts or transactions whatsoever unless expressly stated herein.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

INVISA, INC. By: /s/Edmund C King
Name: Edmund C. King
Title: Chief Executive Officer
Date: December 31, 2012

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